                                                                     Exhibit 5.1


                 [PIPER MARBURY RUDNICK & WOLFE LLP LETTERHEAD]

                                 August 8, 2000



TeleCommunication Systems, Inc.
275 West Street
Annapolis, Maryland 21401

Ladies and Gentlemen:

        We have assisted in the preparation and filing with the Securities and Exchange Commission (the "Commission") of a Registration Statement on Form S-1, (the "Registration Statement"), relating to 5,405,000 shares (including 705,000 shares to cover over-allotments, if any) of Class A common stock, par value $0.01 per share, (the "Shares"), of TeleCommunication Systems, Inc., a Maryland corporation (the "Company"), to be offered to the public.
        In this capacity, we have examined the Amended and Restated Articles of Incorporation and the Amended and Restated Bylaws of the Company, the proceedings of the Board of Directors of the Company relating to the issuance of the Shares and such other documents and instruments as we have deemed necessary for the purposes of rendering this opinion.

        In our examination of the aforesaid documents, we have, with your approval and without independent investigation, assumed, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the aforesaid documents, the authenticity of all documents submitted to us as originals, the conformity with originals of all documents submitted to us as copies (and the authenticity of the originals of such copies), and the accuracy and completeness of all public records reviewed by us.

        Based upon, subject to and limited by the foregoing and the other qualifications herein, we are of the opinion and so advise you that the Shares have been duly authorized for issuance and, upon sale of such Shares as contemplated by the Registration Statement, will be validly issued, fully paid and non-assessable.

        The foregoing opinion is rendered as of the date hereof. We assume no obligation to update such opinion to reflect any facts or circumstances which may hereafter come to our attention or changes in the law which may hereafter occur.

        We hereby consent to the use of this opinion as an exhibit to the Registration Statement and we consent to the use of our name under the caption "Legal Matters" in the Prospectus forming a part of the Registration Statement. In giving this consent, we do not admit that we are

                                                 TeleCommunication Systems, Inc.
                                                                  August 8, 2000
                                                                          Page 2




in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission thereunder.



                                        Very truly yours,

                                        /s/ Piper Marbury Rudnick & Wolfe LLP